Exhibit 99.1

       Worthington Industries Forms Dietrich Construction Group

    COLUMBUS, Ohio--(BUSINESS WIRE)--Nov. 10, 2005--Worthington Industries (NYSE:WOR) announced today the formation of Dietrich Construction Group to advance the use of light gauge steel framing in the construction marketplace. The group will include businesses focusing on mid-rise light commercial structures, military housing, single and multi-family housing and international construction opportunities with a focus on China.
    "We have been developing these construction operations within our Dietrich Metal Framing company, but believe we can best capture their growth opportunities by organizing them into a focused, separately managed group," said John P. McConnell, Worthington Industries Chairman and CEO. "This group will focus on converting traditional construction methods to our light gauge framing systems and separating it from our Dietrich manufacturing operations underscores our commitment to provide the resources the group needs to reach its full potential."
    The Dietrich Construction Group will consist of Dietrich Building Systems (DBS), Dietrich Residential Construction (DRC) and an R&D project in China. DBS focuses on mid-rise and light commercial structures such as apartments, condominiums, hotels, student housing and assisted living. This business has been operating for more than two years with a design build delivery method for projects in many areas of the country. Dietrich Residential Construction (DRC) works with contractors on the military's housing upgrade and privatization program for military personnel by converting housing project designs from wood to light gauge steel. DRC was operating as a Worthington joint venture and is now wholly owned by the company. The construction group also has plans to develop the residential market by working with large housing tract developers to convert wood designs to steel. Dietrich Construction Group is preparing to construct a six-story apartment building using light gauge steel in Changshu, China, at the request of China's Ministry of Construction. The project will help determine the acceptance of hollow wall construction and the financial feasibility of this construction method in China.
    McConnell announced that George L. Harakal Jr. will be the President of the newly formed group. Harakal has been with Dietrich Metal Framing since June of 2003 as Vice President of Construction. "George has a tremendous knowledge of the industry and the proven leadership in this field to drive the growth of these businesses," McConnell added. Prior to joining Dietrich, Harakal spent more than 30-years in the construction business.
    Dietrich Metal Framing is the largest manufacturer of steel framing products in the United States. Dietrich's 2,000 employees in 30 facilities use state-of-the-art equipment and in-house metallurgic labs to ensure superior product performance and competitive prices. Dietrich Metal Framing, founded in 1959, is a Worthington Industries Company. Worthington Industries is a leading diversified metal processing company with annual sales of approximately $3 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as metal framing, metal ceiling grid systems, pressure cylinders, automotive past model service stampings and laser welded blanks. The company employs 7,500 people and operates 65 facilities in 10 countries.

    Safe Harbor Statement

    The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company, which are not historical information, constitute "forward-looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time-to-time in the company's filings with the Securities and Exchange Commission.

    CONTACT: Worthington Industries, Inc.
             Corporate Communications:
             Cathy Mayne Lyttle, 614-438-3077
             cmlyttle@WorthingtonIndustries.com
             or
             Investor Relations:
             Allison McFerren Sanders, 614-840-3133
             asanders@WorthingtonIndustries.com